                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made as of 20th day of January, 2005.

BETWEEN:

                                COREL CORPORATION

                                     (hereinafter referred to as the "Employer")

                                                               OF THE FIRST PART

                                     - and -

                             JACQUELINE A. MAARTENSE

                                     (hereinafter referred to as the "Employee")

                                                              OF THE SECOND PART

          WHEREAS the Employer and the Employee wish to enter into an agreement pursuant to which the Employee will provide the Employee's services to the Employer as hereinafter set forth, and the Employer will hire and retain the services of the Employee as an employee of the Employer.

          NOW THEREFORE in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto hereby mutually covenant and agree as follows:

1.   EMPLOYMENT

     a. The Employee is employed on a full-time basis as EXECUTIVE VICE PRESIDENT GLOBAL PRODUCT MARKETING AND COMMUNICATIONS.

     b. The Employee is employed on a full-time basis for the Employer and it is understood that the hours of work involved will vary and may be irregular. The Employee acknowledges that this clause constitutes agreement to work such hours.

     c. The Employee acknowledges and hereby agrees to carry out all lawful instructions given to the Employee by the Employer.

     d. The Employee acknowledges and hereby agrees to observe all policies of the Employer as the Employer may in its absolute discretion create from time to time and to perform all services associated with the position herein.

     e. The Employee acknowledges and agrees that during the currency of this agreement, the Employee shall devote the Employee's full-time and skill to the duties and responsibilities contemplated herein and shall not be engaged in any other employment in any other capacity or any other activity that interferes with the provision of the services contemplated herein or that is for the benefit of any person, corporation or enterprise whose business interests are either competitive or in conflict with those of the Employer.

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                                       -2-


2.   EMPLOYMENT TERM

          Subject to being terminated pursuant to the provisions of paragraph 5 hereof, the term of this agreement shall be indefinite commencing on JANUARY 21, 2005.

3.   SALARY AND BENEFITS

     a. For all services rendered by the Employee in the course of the employment hereunder, the Employee shall receive a gross annual salary of CDN $300,00.00(subject to statutory withholdings and deductions). The said salary is to be paid at such times and in such fashion as is in keeping with the ordinary practices and policies of the Employer.

     b. Employee will also be eligible for an incentive bonus component of CDN $100,000.00 (subject to statutory withholdings and deductions) based upon the successful realization of targets set on a periodic basis by Employer. TO CLARIFY AND WITHOUT LIMITATION TO SECTION 11 HEREIN, THIS AMOUNT REPLACES ALL PROFIT SHARING COMMITMENTS REFERRED TO IN THE OFFER LETTER DATED OCTOBER 25, 2004. All payments will be made by bank credit transfer.

     c. Employee shall be reimbursed, in accordance with Employer's policies and procedures, up to CDN $3,500.00 per month for payments made by Employee for house and car rental in Ottawa. Said rental payment reimbursement shall continue until May 31, 2005 and thereafter cease. The Employee shall be entitled to reimbursement of relocation expenses for the moving of Employee's household to Ottawa to a maximum 25,000 US$

     d. The Employee shall be entitled to participate in such additional benefits as are enjoyed from time to time generally by Employees in accordance with the established practices and policies of the Employer as the Employer may in its absolute discretion create from time to time. In this regard, the Employee acknowledges having received a description of the benefits in force as of the date hereof.

     e. Employee acknowledges that the granting of options is made only to full time employees, solely at Employer's discretion and subject to the terms and conditions of any grant and of Employer's stock option plan in effect, from time to time.

     f. The Employee acknowledges that except as hereinafter set out, there are no further benefits and that changes may be made to the current benefit program(s), from time to time, by the Employer, as the Employer may in its absolute discretion decide without the necessity of an amendment hereto.

4.   VACATION

          The Employee shall be entitled to vacation in accordance with the Executive Vacation Plan, with the annual accrual beginning at 5 weeks per year. The Employee shall take the Employee's vacation entitlement in each 12 month period and shall not accrue more than one year's vacation entitlement from one 12 month period to the next. Without in any way limiting the generality of the foregoing, and subject to compliance with the Employment Standards Act, S.0.2000, c. 41 as amended, any vacation entitlement not taken in the appropriate 12

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                                       -3-


          month period or the year following shall be lost unless specific arrangements are made between the parties, which arrangements are to be confirmed in writing and signed by each of the parties hereto prior to the expiration of the said period,

5.   TERMINATION

          This agreement and the employment of the Employee hereunder may be terminated in the following manner:

     A.   TERMINATION BY THE EMPLOYER

          i. This agreement may be terminated effective at any time for cause by the Employer giving notice in writing of such termination to the Employee. If this agreement and the employment of the Employee hereunder is so terminated pursuant to this clause (i), the Employee shall receive any statutory benefits to which the Employee shall be entitled and shall continue to accrue and receive the Employee's said annual salary and benefits through to the date of termination indicated in the termination notice and no more.

          ii. Between February 3, 2005 and November 1, 2005, this agreement and the employment of the Employee hereunder may be terminated at any time by the Employer by providing the Employee a payment equal to nine (9) months base salary or a payment of base salary that would have been paid during the months not yet worked between February 1, 2005 and November 1, 2005, whichever is greater. In addition, the Employer will provide payment for the equivalent number of months of pro rata bonus, as well as maintain the Employee's benefits for said period. However, if maintaining benefits is not possible, the Employer will pay to the Employee an amount equal to the cost of such benefits, grossed up so that the after tax value of the payments is equal to the cost of the benefits. The Employee acknowledges that the foregoing provisions are in satisfaction of and substitution for any and all statutory and common law rights, including without limitation, any right to reasonable notice of termination.

          iii. After November 1, 2005, this agreement and the employment of the Employee hereunder may be terminated at any time by the Employer giving to the Employee such notice, or payment in lieu thereof, equal to nine (9) months of base salary in lieu of notice, plus one (1) month of salary for each completed year of employment, to maximum payment of twelve (12) months salary. In addition, the Employer will provide payment for the equivalent number of months of pro rata bonus payout, as well as maintain the Employee's benefits for said period. However, if maintaining benefits is not possible, the Employer will pay to the Employee an amount equal to the cost of such benefits, grossed up so that the after tax value of the payments is equal to the cost of the benefits. The Employee acknowledges that the foregoing provisions are in satisfaction of and substitution for any and all statutory and common law rights, including without limitation, any right to reasonable notice of termination.

          iv. For the purposes of (ii) and (iii) above, the "pro rata bonus' payment to the Employee shall be the greater of (a) the pro rata bonus calculated assuming the targets would have been achieved at the 100% level; or (b) the pro rata bonus calculated at the

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                                       -4-


          actual percentage of target achieved as of the effective date of termination.

     b.   TERMINATION BY THE EMPLOYEE

          This agreement and the employment of the Employee hereunder may be terminated at any time by the Employee giving to the Employer 1 weeks notice. In the event the Employee terminates employment in accordance with the foregoing and, in addition, both

          (i) Good Reason exists for Employee terminating employment; and

          (ii) cause does not exist for Employer to terminate Employee's employment, then the Employee shall receive the termination the payments as described in subsections 5 a (ii) or (iii) above, as the case may be.

          For the purposes of this subparagraph "Good Reason" means (i) the material reduction or material modification of Employees's authority, duties, title, salary, employee benefits or responsibilities without Employee's prior written consent, or (ii) any requirement that Employee move her principal place of employment from the Ottawa Area.

     c.   RENTAL ACCOMMODATION REIMBURSEMENT

          In the event that: (i) the Employee enters into a 1 year lease in respect of rental accommodations in Ottawa prior to May 31,2005; and
          (ii)the Employee's employment is terminated by the Employer pursuant to section 5(a)(ii) or (iii) above or is terminated by Employee for Good Reason pursuant to section 5(b) above, during the first year of said 1 year lease; and (iii) the Employee is unable to terminate or otherwise mitigate Employee's obligations to pay rent for the period between the effective date of termination and the end of the 1 year lease, then, in such a case, (iv) the Employer shall reimburse the Employee for the actual cost of rental payments made by the Employee to a maximum of CDN$2085 per month for the balance of the first year of the 1 year lease. Notwithstanding the foregoing, the Employee shall take reasonable steps as directed by the Employer to mitigate any obligations under the remainder of the lease by negotiating an early termination of the lease with the lessor or by attempting to sublet the premises, and, in either case, the Employer shall be entitled to reduce its obligations under this section 5 (c) to the extent of any mitigation obtained.

     d.   TERMINATION BY MUTUAL AGREEMENT

          This agreement and the employment of the Employee hereunder may be terminated by mutual agreement of the parties hereto in writing, in which event the Employee shall continue to accrue and receive the Employee's said annual salary and benefits through to the date of termination reached pursuant to such mutual agreement.

     e.   TERMINATION BY DEATH

          This agreement and the employment of the Employee hereunder shall be automatically terminated by the death of the Employee. All compensation to the Employee shall cease at the Employee's death.

     F.   EFFECT of TERMINATION ON STOCK OPTIONS

          Upon termination all stock options shall be treated in accordance with the provisions of

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                                       -5-


          the Employer's option plan, as same may be amended from time to time. Employee acknowledges that for the purposes of said plan the effective date of termination is the date specified in the notice (a and b above), established by mutual agreement (c above) or the date of death (d above) and shall not be affected by the subsequent decision of any Court or other body that the termination was improper, unlawful, unfair, without sufficient notice or otherwise deficient in any respect. Notwithstanding the foregoing and the terms and conditions of the option plan, if, prior to Employees one year anniversary of employment:

               (i) Employee is terminated without just cause or Employee terminates employment with Good Reason (in accordance with subsection 5 b above);

               AND

               (ii) the Employer completes a public offering, is acquired by another entity or is merged with another entity such that following said merger less than 50% of the shares of the merged entity are owned by persons who previously owned the shares of the Employer;

               THEN upon the occurrence of the latter of (i) and (ii), the Employer shall, at its option, either:

               (iii) cause 25% of the initial grant of Employees options to immediately vest;

               OR

               (iv) pay Employee the cash equivalent of the fair market value of 25% of the initial grant of Employees options (i.e. the fair market value of the shares less the option price).

6.   CONFIDENTIALITY, NON-DISCLOSURE AND NON-COMPETITION

     a. The Employee agrees to hold in strict confidence the business and affairs of the Employer and each of its customers/clients. The Employee agrees that during the term of this agreement or any renewal thereof or at any time thereafter, the Employee will not directly or indirectly disclose to any third party or use for any purpose other than that of the Employer without the prior written approval of the Employer, the following:

               i. Information disclosed to the Employer by or on behalf of a customer/client prospective customer/client;

               ii. Information respecting the identity of any customer/client of the Employer;

               iii. Information otherwise disclosed to the Employer on a confidential basis by third parties, and

               iv. Information otherwise identified to the Employee as confidential information of the Employer including without limitation any part of the Employer's computer systems, software source code, system logic, systems, marketing plans, patents, trade secrets, know-how, technical expertise, financial information, product information, customer information, remuneration packages and other information relating to the business of the Employer, whether verbal or written, regardless of the form or medium, with respect to the business of the Employer, as well as all proprietary and other information of a confidential nature which is provided to the Employer by third parties.

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                                       -6-


     b. The Employee's obligations of confidence described above include, without limiting the generality of the foregoing:

          i. Refraining from copying the Employer's confidential information without the Employer's prior written permission or as required by the Employee's duties.

          ii. Refraining from removing the Employer's confidential information from the Employer's premises without the written permission of the Employer.

          iii. Immediately returning upon request the confidential information of the Employer in the possession or control of the Employee.

          iv. Taking every reasonable step to prevent third parties from examining and/or making copies of any documents or papers (whether in electronic or hard copy form) prepared by the Employee or that come into the Employee's possession or under the Employee's control by reason of the Employee's employment hereunder;

          v. Using the Employee's best efforts to follow all security policies of the Employer, and

          vi. Upon termination of this agreement, turning over to the Employer all documents or papers (whether in electronic or hard copy form) and any other materials in the Employee's possession or under the Employee's control that relate to the business of the Employer or its customers/clients.

     c. The Employee's obligations of confidence described above do not apply to information which is

          i. available to the public other than by breach of obligations of confidence owed by the employee;

          ii. rightfully received by the Employee, outside of the course of the Employee's employment, from a third party without confidentiality limitations;

          iii. independently developed by the Employee without recourse to any confidential information of the Employer or its customers/clients; or

          iv. known to the Employee prior to first receipt of the same in the course of the Employee's employment.

          The mingling of confidential information with information that falls within one or more of the exceptions above shall not impair the status of, or obligations of confidence and non-use respecting, the confidential parts.

     d. The Employee agrees to promptly advise the Employer of any information known to the Employee prior to the Employee's employment with the Employer which could be

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                                       -7-


          considered confidential information but which the Employee considers to be excluded from the provisions of this agreement. The Employee further agrees to disclose any information which the Employee believes is qualified by this paragraph before acting upon it.

     e. The Employee acknowledges that the Employee has a fiduciary obligation to the Employer and the Employee agrees that the Employee will not during the Employee's employment with the Employer or within 12 months thereafter, directly or indirectly:

          i. hire or attempt to obtain the withdrawal from the Employer or its affiliates of any of their respective Employees or consultants;

          ii. approach, solicit, service or deal with any customer/client, potential customer/client or maturing business opportunity of the Employer or its affiliates in order to attempt to direct any such customer/client, potential customer/client or maturing business opportunity away from the Employer or its affiliates;

          iii. solicit or divert any business away from the Employer or its affiliates;

          iv. induce or persuade any customer/client, potential customer/client, supplier, agent or other person under contract or otherwise associated or doing business with the Employer or its affiliates to reduce or alter any such association or business with the Employer or its affiliates; or

          v. otherwise interfere or attempt to interfere with any of the contractual, business or economic relationships of the Employer or its affiliates with other parties.

     f.   The Employee agrees that the Employee will not either:

          i.   during the Employee's employment with the Employer; or

          ii.  within 6 months thereafter

          serve as an executive, officer, director, employee or in any advisory capacity with any competitor, in whole or in part, of the Employer, or either individually or in partnership or jointly or in conjunction with any person or person's firm, trust, partnership, association, syndicate or corporation, as principal, agent, shareholder, trustee or in any other matter whatsoever otherwise carry on or be engaged in or be concerned with any person or persons, firm, trust, partnership, association, syndicate or corporation which is a competitor, in whole or in part, of the Employer, except as a shareholder holding less than two percent of the outstanding shares or securities of any such corporation whose shares or securities are listed and posted for trading on a stock exchange recognized for such purpose by the Ontario Securities Commission. Notwithstanding the foregoing, if such competitor has two or more divisions located at different addresses then this paragraph will not prohibit the Employee from becoming engaged in a division that neither develops nor markets software competitive with the software owned or marketed by the Employer nor provides services that are competitive with the services provided by the Employer provided further that in such case all other obligations of the Employee under this agreement shall continue to apply.

          For the purposes of this clause 6 f., a competitor is Microsoft and/or Adobe product lines

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                                       -8-


          that compete directly with the Employer's products.

     g. The Employee acknowledges that a breach of any of the foregoing provisions will give rise to irreparable harm and injury non-compensable in damages. Accordingly, the Employer or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing provisions, in addition to any other legal remedies which may be available. The Employee further acknowledges and agrees that the enforcement of a remedy hereunder by way of injunction will not prevent the Employee from earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content. The Employee further agrees to notify the Employer immediately of any breach of the Employee's obligations under this agreement which comes to the attention of the Employee.

     h. The provisions of this paragraph shall survive the termination of the employment relationship herein and shall be enforceable not withstanding the existence of any claim or cause of action of the Employee against the Employer whether predicated upon this agreement or otherwise.

7.   OWNERSHIP OF PROPERTY

     a. The Employee agrees that during the term of his employment with the Employer and thereafter any and all equipment, devices or other property provided to the Employee by the Employer shall remain the property of the Employer. The foregoing shall include all property (whether in electronic or hard copy form) including without limitation computers, peripherals, software, cellular phones and any other equipment;

     b. Upon termination of this agreement, the Employee shall immediately return to the Employer any and all of the foregoing property and shall return to the Employer any other property which has been leased or rented by the Employer for use by the Employee.

8.   INVENTIONS, DISCOVERIES, INDUSTRIAL DESIGNS, ETC.

     a. If, during the term of this agreement or any renewal hereof, the Employee should:

          i. Conceive or make any invention or discovery, whether patentable or not;

          ii. Become the author of any design capable of being protected as an industrial design, design patent or other design protection;

          iii. Become the author of any work in which copyright may exist;

          iv. Develop any confidential information which may be capable or being protected as a trade secret;

          and if such invention, discovery, design, work or confidential information relates in any way

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                                       -9-


          to the business of the Employer or any affiliated entity, such invention, discovery, industrial design, work or confidential information shall be the sole and exclusive property of the Employer or any affiliated entity. The Employee agrees during the term of his employment with the Employer and thereafter to promptly disclose to the Employer all details and information related thereto and to execute on demand any applications, transfers, assignments, moral rights waivers and other documents as the Employer may consider necessary or advisable for the purpose of vesting in the Employer or its designate full title to and enjoyment of such invention, discovery, industrial design, work or confidential information, and to assist in every way possible in the prosecution of applications for the registration of intellectual property rights relating thereto.

     b. The foregoing shall apply to all improvements, inventions, know-how and discoveries, technology, patents, copyrightable materials, computer programs, designs, documentation, processes, techniques or procedures in any way related to the Employer's business which are developed, invented, or written by the Employee alone or together with others, including all derivative works during the course of the Employee's employment with the Employer, or at any time using the Employer's confidential information.

     c. The Employee acknowledges that from time to time, the Employer uses the image, likeliness, voice or other representation of its Employee's in connection with the production of corporate reports, advertising and promotional materials and training videos. The Employee hereby agrees that if, during the course of the Employee's employment with the Employer, the Employee participates in such productions, the Employer may use the Employee's image, likeness, voice or other representation in perpetuity, in all media and in all territories for the purposes described above without further compensation to the Employee.

9.   DISCLOSURE

     a. The Employee acknowledges that the Employee is not a party to any prior agreements which have created, or which could create in any third party rights which are or could become inconsistent with the Employee's obligations herein, and the Employee agrees that the Employee will fully disclose to the Employer at the Employee's earliest opportunity any such prior agreements as well as any claims made or notices provided by a third party which allege any such agreement or interest.

     b. The Employee undertakes and agrees that after the termination of the Employee's employment hereunder and prior to entering into any contractual relationship with any other party to serve as an officer, director, employee, partner, advisor, joint-venturer or in any other capacity with any other business, undertaking, association, partnership, firm, enterprise or venture, the Employee shall disclose to such other party the terms of this Agreement,

10.  APPLICABLE LAW

          This agreement and the rights and obligations of the parties hereunder shall be construed and governed in accordance with the laws of the Province of Ontario.

11.  ENTIRE AGREEMENT

          This agreement contains the entire understanding and agreement between the parties hereto with respect to the employment of the Employee and the subject matter hereof and any and

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                                      -10-


          all previous agreements and representations, written or oral, express or implied, between the parties hereto or on their behalf, relating to the employment of the Employee by the Employer and the subject matter hereof, are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such prior agreements and representations. Except as provided herein, no amendment or variation of any of the provisions of this agreement shall be valid unless made in writing and signed by each of the parties hereto.

12.  SEVERABILITY

          In the event that any provision herein or part thereof shall be deemed void, invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this agreement shall continue in force with respect to the enforceable provisions and all rights accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall, to the extent permitted by law, be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal or unenforceable provision.

13.  NOTICES

          Any consent, approval, notice, request, or demand required or permitted to be given by one party to the other shall be in writing (including, without limitation, telex or telecopy communications) to be effective and shall be deemed to have been given on the earlier of receipt or the fifth day after mailing by registered mail as follows:

     a)   If to the Employer, to it at:

          Corel Corporation
          1600 Carling Avenue
          Ottawa, Ontario
          K1Z 8R7

     b)   If to the Employee, at:

          JACQUELINE MAARTENSE
          R.R. #1
          BOX 4211
          PEMBROKE, ONTARIO
          K8A 6W2
          or such other address as may have been designated by written notice.

          Any consent, approval, notice, request or demand aforesaid if delivered, telexed or telecopied shall be deemed to have been given on the date of such delivery, telex or telecopy transmission. Any such delivery shall be sufficient, inter alia, if left with an adult person at the above address of the Employee in the case of the Employee, and if left with the receptionist at the above address of the Employer in the case of the Employer. The Employer or the Employee may change its or the Employee's address for service, from time to time, by notice given in accordance with the foregoing.

14.  NON WAIVER

          The parties acknowledge and agree that a failure by either party to enforce any particular

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                                      -11-


          provision of this agreement shall not be considered a waiver of any of its rights and will not release the other party of any responsibility for performance under this agreement.

15.  INDEPENDENT LEGAL ADVICE

          The Employee acknowledges that the Employee is aware that the Employee has the right to obtain independent legal advice before signing this agreement. The Employee hereby acknowledges and agrees that either such advice has been obtained or that the Employee does not wish to seek or obtain such independent legal advice. The Employee further acknowledges and agrees that the Employee has read this agreement and fully understands the terms of this agreement, and further agrees that all such terms are reasonable and that the Employee signs this agreement freely, voluntarily and without duress.

          IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first above written.

                                    )   COREL CORPORATION

                                    )
                                    )   Per: /s/ Amish Mehta
                                    )        -----------------------------------
                                    )        Amish Mehta, CEO
                                    )
                                    )
/s/ Gail Oxley                      )   /s/ Jacqueline A. Maartense
------------------------------------    ----------------------------------------
Gail Oxley, VP - Human Resources        Jacqueline A. Maartense